Exhibit 99.1

NEWS RELEASE

SECURITY FEDERAL CORPORATION ANNOUNCES INCREASE IN QUARTERLY
AND NINE MONTH EARNINGS

Aiken, South Carolina (October 26, 2015) - Security Federal Corporation (“Company”) (OTCBB:SFDL), the holding company for Security Federal Bank (“Bank”), today announced results for the quarter and nine month periods ended September 30, 2015. The Company reported net income available to common shareholders of $1.6 million or $0.56 per common share (basic) for the quarter ended September 30, 2015, an increase of $34,000 or 2.1% compared to the quarter ended September 30, 2014. The increase in earnings is the result of a decrease in the provision for loan losses offset by a decrease in non-interest income combined with an increase in non-interest expense.

The Company’s net interest spread increased 14 basis points to 3.19% for the quarter ended September 30, 2015 compared to the same period in 2014. The improvement in net interest spread was achieved through lower cost of funds as total interest expense decreased 27.8% for the quarter ended September 30, 2015 compared to the same period in the prior year.

The Bank recorded a negative provision for loan losses of $200,000 for the third quarter of 2015, compared to no provision expense for the third quarter of 2014. The negative provision was the result of an increase in recoveries and a decrease in non-performing assets. The Company reported net recoveries of $339,000 for the third quarter of 2015 compared to net charge-offs of $465,000 for the comparable quarter in 2014.  Non-performing assets decreased $4.5 million or 26.3% to $12.5 million at September 30, 2015 from $17.0 million at December 31, 2014.

For the nine months ended September 30, 2015, net income available to common shareholders increased $282,000 or 6.8% to $4.4 million or $1.51 per common share (basic), compared to net income available to common shareholders of $4.2 million or $1.41 per common share (basic) for the same period in 2014. The increase in earnings for the nine month period is primarily the result of an increase in net interest income after the provision for loan losses.

The Company’s net interest spread increased 14 basis points to 3.11% for the nine months ended September 30, 2015 compared to the same period in 2014. The improvement in net interest spread was achieved through lower cost of funds as total interest expense decreased 27.0% for the nine months ended September 30, 2015 compared to the same period in the prior year.  The decrease in interest expense was partially offset by slightly lower interest income.

The provision for loan losses was negative $100,000 for the nine months ended September 30, 2015 compared to a provision expense of $200,000 for the same period in 2014.  The decrease was the result of a decrease in net charge-offs.  For the nine months ended September 30, 2015, net charge-offs declined $1.5 million or 82.0% to $322,000 from $1.8 million for the comparable period in 2014, with the ratio of annualized net charge-offs to gross loans decreasing to 0.13% for the nine months ended September 30, 2015 from 1.02% for the same period one year ago.  The allowance as a percentage of gross loans was 2.43% at September 30, 2015 compared to 2.41% at December 31, 2014.

Non-interest income increased $1.1 million or 24.2% to $5.4 million for the nine months ended September 30, 2015 from $4.4 million for the same period in 2014. The increase is primarily the result of a $1.5 million increase in net gain on sale of investments partially offset by a $385,000 decrease in grant income. The Bank elected to sell investments and use the gain to offset a $788,000 prepayment penalty on Federal Home Loan Bank (“FHLB”) advances in 2015. During the nine months ended September 30, 2015 the Bank prepaid $15.0 million in FHLB advances with a weighted average rate of 4.8% in order to reduce interest expense in future periods and improve net interest spread. This prepayment penalty, combined with a $511,000 increase in salaries and employee benefits, was the primary reason for the increase in non-interest expense, which increased $1.1 million or 6.7% to $16.7 million for the nine months ended September 30, 2015 compared to $15.7 million for the nine months ended September 30, 2014.

Total assets at September 30, 2015 were $800.9 million, a decrease of $24.5 million or 3.0%, compared to $825.4 million at December 31, 2014. Net loans receivable decreased $20.1 million or 5.9% to $319.8 million at September 30, 2015 from $339.9 million at December 31, 2014.  Total deposits decreased $8.0 million or 1.2% to $652.1 million at September 30, 2015 compared to $660.1 million at December 31, 2014.  FHLB advances, other borrowings, convertible senior debentures and subordinated debentures decreased $20.4 million or 28.1% to $52.2 million at September 30, 2015 from $72.7 million at December 31, 2014.

Security Federal Bank has 13 full service branch locations in Aiken, Clearwater, Columbia, Graniteville, Langley, Lexington, North Augusta, Wagener, and West Columbia, South Carolina and Evans, Georgia. A full range of financial services, including trust and investments, are provided by the Bank and insurance services are provided by the Bank’s wholly owned subsidiary, Security Federal Insurance, Inc.

The Bank held a groundbreaking ceremony on January 15, 2015 for its newest branch in Ballentine, South Carolina. The new location, scheduled for opening later this year, will be a full-service branch offering depository banking as well as commercial, personal and mortgage lending.

For additional information contact Jessica Cummins, Chief Financial Officer, at (803) 641-3000.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties.  The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company’s primary market area; demand for residential, commercial business and commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, and changes related to the Basel III requirements, the impact of the effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations, including the interpretation of regulatory capital or other rules; the ability to attract and retain deposits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; technology factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2014.  Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  The Company undertakes no responsibility to update or revise any forward-looking statement.

SECURITY FEDERAL CORPORATION
UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS
(In Thousands, except for Earnings per Share and Ratios)

INCOME STATEMENT HIGHLIGHTS
	Quarter Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Total interest income	$6,908	$7,389	$20,923	$22,219

Total interest expense	1,000	1,385	3,242	4,443

Net interest income	5,908	6,004	17,681	17,776

Provision for loan losses	(200)	0	(100)	200

Net interest income after
provision for loan losses	6,108	6,004	17,781	17,576

Non-interest income	1,368	1,486	5,407	4,355

Non-interest expense	5,130	5,023	16,720	15,666

Income before income taxes	2,346	2,467	6,468	6,265

Provision for income taxes	601	756	1,696	1,775

Net income	$1,745	$1,711	$4,772	$4,490

Preferred stock dividends	110	110	330	330

Net income available to common shareholders	$1,635	$1,601	$4,442	$4,160

Earnings per common share (basic)	$0.56	$0.54	$1.51	$1.41

Earnings per common share (diluted)	$0.53	$0.52	$1.44	$1.35

	BALANCE SHEET HIGHLIGHTS
	September 30, 2015	December 31, 2014%

Total assets	$800,866	$825,364	-3.0%

Cash and cash equivalents	8,374	10,193	-17.8%

Total loans receivable, net	319,755	339,874	-5.9%

Investment & mortgage-backed securities	419,200	429,701	-2.4%

Deposits	652,127	660,115	-1.2%

Borrowings	52,244	72,662	-28.1%

Shareholders' equity	90,450	87,435	3.4%

Book value per share	$23.24	$22.23	4.5%

Non performing assets	12,501	16,971	-26.3%

Non performing assets to total assets	1.56%	2.06%	-24.2%

Allowance as a percentage of gross loans,
held for investment	2.43%	2.41%	0.8%

(1)- This ratio is calculated using Bank only information and not consolidated information